Exhibit 99.1
LAIDLAW INTERNATIONAL ANNOUNCES AGREEMENT
TO BE ACQUIRED BY FIRSTGROUP
•	Transaction Valued at $3.6 billion

•	Purchase Price per share is $35.25

•	All Cash Transaction
NAPERVILLE, ILLINOIS, February 9, 2007 — Laidlaw International, Inc. (NYSE: LI) announced today that it has entered into a merger agreement with FirstGroup plc under which FirstGroup will acquire all of the outstanding common shares of Laidlaw International in an all cash transaction valued at approximately $3.6 billion, including the assumption of $800 million of debt.
Under the terms of the agreement, Laidlaw shareholders will receive $35.25 for each outstanding share of Laidlaw common stock. The transaction has been approved by the Board of Directors of Laidlaw International, which has agreed to recommend to Laidlaw stockholders that they vote in favor of the transaction.
The merger is conditioned upon approval by the stockholders of both Laidlaw and FirstGroup and certain regulatory approvals, as well as other customary closing conditions.
Kevin Benson, President and Chief Executive Officer of Laidlaw International, said, “Our goal for the past four years has been to develop, demonstrate and deliver shareholder value. We believe this transaction is the epitome of that goal and represents an excellent opportunity for both companies’ employees and shareholders. The combination of Laidlaw and FirstGroup will bring together well known brands and well respected companies that share a very strong focus on employee and customer satisfaction. It will provide a sound economic and operational base from which to continue many of the efficiency initiatives that we have underway.”
Moir Lockhead, Chief Executive of FirstGroup, added, “FirstGroup’s acquisition of Laidlaw will considerably enhance FirstGroup’s existing activities in North America, which themselves have grown strongly since we first invested in the U.S. in 1999. The improved earnings and strong cash flows arising from the acquisition will strengthen the Group’s position. FirstGroup aims to be the leader in delivering safe, reliable, innovative and sustainable transport services. Laidlaw is an established, well run company that shares our commitment to safety and delivering high quality services to our customers and communities we serve.”
Laidlaw International will hold its Annual Meeting of Stockholders on February 9, 2007, at 11:00 am (Central Time) at the Hilton — Lisle/Naperville, 3003 Corporate West Drive, Lisle,

Illinois. A web cast of the meeting will be accessible at Laidlaw’s website: www.laidlaw.com.
Laidlaw will also hold a conference call hosted by Mr. Benson to discuss the proposed merger with FirstGroup on Friday, February 9, 2007 at 3:30 p.m. (Eastern Time). A web cast of the conference call will be accessible at Laidlaw’s website: www.laidlaw.com.
     To participate in the call, please dial:
866-700-7101 — (US and Canada)
617-213-8837 — (International)
A replay of the conference call will be available approximately one hour after completion of the call through February 16, 2007. To access the replay, dial 888-286-8010 (U.S and Canada) or 617-801-6888 (International); access code: 60079872.
Archives of the annual meeting and investor conference call will be accessible at the Laidlaw website: www.laidlaw.com.
Morgan Stanley is acting as financial advisor to Laidlaw, and Skadden, Arps, Slate Meagher & Flom LLP is acting as Laidlaw’s legal advisor. JPMorgan Cazenove is acting as financial advisor to FirstGroup, and Davis Polk & Wardwell and Slaughter and May are acting as FirstGroup’s legal advisors.
About Laidlaw International, Inc.
Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw, visit the website: www.laidlaw.com.
About FirstGroup PLC
FirstGroup plc is a UK-based international passenger transport group providing services in the UK and North America. The Group is the UK’s largest bus operator running more than one in five of all local bus services. FirstGroup is also the UK’s largest rail operator with four passenger franchises — First Great Western, First Capital Connect, First TransPennine Express and First ScotRail. The Group operates one quarter of the UK passenger rail network, with a balanced portfolio of intercity, commuter and regional services, carrying over 250m passengers per annum. In North America the Group has three operating divisions: Yellow School Buses (First Student), Transit Contracting and Management Services (First Transit) and Vehicle Fleet Maintenance and Support Services (First Services). FirstGroup’s shares trade on the London Stock Exchange (RIC: FGP.L). For more information on FirstGroup, visit the website: www.firstgroup.com.
Forward-Looking Statements
Certain statements contained in this press release, including statements regarding the benefits of the transaction with FirstGroup PLC, that are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to,
•	The ability to successfully integrate Laidlaw International and FirstGroup into a combined company and execute its business strategy;

•	Economic and other market factors, including competitive pressures in the transportation industry and changes in pricing policies;

•	The ability to implement initiatives designed to realize synergies, increase operating efficiencies or improve results;

•	Continued increases in prices of fuel and potential shortages;

•	Control of costs related to accident and other risk management claims;

•	The potential for rising labor costs and actions taken by organized labor unions;

•	Terrorism and other acts of violence;

•	Other risks and uncertainties related to the proposed transaction, including but not limited to the satisfaction of the conditions to closing; including receipt of stockholder, regulatory, and other approvals; and

•	Other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the above-described transactions, Laidlaw will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Laidlaw. Stockholders of Laidlaw are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Laidlaw. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Laidlaw by going to Laidlaw’s Investor page on its corporate website at www.laidlaw.com or by directing a request to Laidlaw International, 55 Shuman Boulevard, Suite 400, Naperville, IL, 60563. Attention: Investor Relations.
Laidlaw and FirstGroup and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Laidlaw in connection with the merger. Information about Laidlaw and its directors and officers can be found in Laidlaw International’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Information about FirstGroup and its directors and officers can be found in FirstGroup’s Annual Reports available on FirstGroup’s Investor Centre page on its corporate website at www.firstgroup.com. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Contact:	Laidlaw International	FirstGroup
	Sarah Lewensohn	Rachel Borthwick
	Director, Investor Relations	Head of Corporate Communications
	Phone: 630-848-3120	Phone: 011-44-20-7291-0508